Exhibit 5.1

10250 Constellation Blvd., Suite 1100
Los Angeles, California 90067
Tel: +1.424.653.5500 Fax: +1.424.653.5501
www.lw.com

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Lineage, Inc.

Lineage OP, LP

Lineage Europe Finco B.V.

46500 Humboldt Drive

Novi, Michigan 48377

Re:	Registration Statement on Form S-3

To the addressees set forth above:

We have acted as special counsel to Lineage, Inc., a Maryland corporation (“Lineage”), Lineage OP, LP, a Maryland limited partnership (the “Operating Partnership”), Lineage Europe Finco B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Lineage Europe”), and the entities listed on Exhibit A hereto (the “Subsidiary Guarantors”), in connection with their filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration (a) for issue and sale by Lineage of (i) shares of Lineage’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of Lineage’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) one or more series of Lineage’s debt securities (collectively, “Lineage Debt Securities”) to be issued under an indenture to be entered into between Lineage, as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) (a form of which is included as Exhibit 4.3 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Lineage Debt Securities, the “Lineage Indenture”), (iv) depositary shares (“Depositary Shares”), (v) warrants (“Warrants”), (vi) purchase contracts (“Purchase Contracts”), (vii) units (“Units”), (viii) guarantees of the OP Debt Securities (as defined below) pursuant to the OP Indenture (as defined below) (collectively, “OP Lineage Guarantees”) and (ix) guarantees of the Lineage Europe Debt Securities (as defined below) pursuant to the Lineage Europe Indenture (as defined below) (collectively, “Lineage Guarantees”); (b) for issue and sale by the Operating Partnership of (i) one or more series of the Operating Partnership’s debt securities (collectively, “OP Debt Securities”) to be issued under an indenture dated as of June 17, 2025, by and among the Operating Partnership, as issuer, Lineage, as guarantor, and the Trustee (which is included as Exhibit 4.4 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of OP Debt Securities, the “OP Indenture”), (ii) guarantees of the Lineage Debt Securities pursuant to the Lineage Indenture (collectively, “Lineage OP Guarantees”) and (iii) guarantees of the Lineage Europe Debt Securities pursuant to the Lineage Europe Indenture (collectively, “Lineage Europe OP Guarantees”); (c) for issue and sale by Lineage Europe of (i) one or more series of Lineage Europe’s debt securities (collectively, “Lineage Europe Debt Securities” and, together with the Lineage Debt Securities and OP Debt Securities, the “Debt Securities”) to be issued under an indenture dated as of November 26, 2025, by and among Lineage Europe, as issuer, Lineage, as guarantor, the Operating Partnership, as guarantor, and the Trustee (which is included as Exhibit 4.7 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Lineage Europe Debt Securities, the “Lineage Europe Indenture”), (ii) guarantees of the Lineage Debt Securities pursuant to the Lineage Indenture (collectively, the “Lineage Europe Guarantees”) and (iii) guarantees of the OP Debt Securities pursuant to the OP Indenture (collectively, “OP Lineage Europe Guarantees”); (d) for issue and sale by the Subsidiary Guarantors of (i) guarantees of the Lineage Debt Securities pursuant to the Lineage Indenture (collectively, “Lineage Subsidiary Guarantees”), (ii) guarantees of the OP Debt Securities pursuant to the OP Indenture (collectively, “OP Subsidiary Guarantees”) and (iii) guarantees of the Lineage Europe Debt Securities pursuant to the Lineage Europe Indenture (collectively, “Lineage Europe Subsidiary Guarantees”); and (e) for resale of shares of Common Stock to be resold from time to time by certain securityholders of Lineage to be named in the Registration Statement (the “Selling Securityholder Securities”). The Common Stock, Preferred Stock, Lineage Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Units, Lineage Guarantees, OP Debt Securities, OP Guarantees, Lineage Europe Debt Securities, Lineage Europe Guarantees, Lineage Subsidiary Guarantees, OP Subsidiary Guarantees, Lineage Europe Subsidiary Guarantees and Selling Securityholder Securities are referred to herein collectively as the “Securities.”

December 18, 2025

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of Lineage, the Operating Partnership, Lineage Europe, the Subsidiary Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to (i) Maryland law, including the validity of the Common Stock, Preferred Stock and Selling Securityholder Securities and the due authorization of such Securities by Lineage, are addressed in the opinion of Venable LLP, (ii) Washington law are addressed in the opinion of Snell & Wilmer L.L.P., (iii) Australian law are addressed in the opinion of Johnson Winter Slattery, (iv) Canadian law are addressed in the opinion of McCarthy Tétrault LLP and (v) Dutch law are addressed in the opinion of NautaDutilh N.V., in each case, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

December 18, 2025

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	When the Lineage Indenture has been duly authorized, executed and delivered by all necessary corporate action of Lineage, and when the specific terms of a particular series of Lineage Debt Securities have been duly established in accordance with the terms of the Lineage Indenture and authorized by all necessary corporate action of Lineage, and such Lineage Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor, and when the Lineage OP Guarantees, Lineage Europe Guarantees and Lineage Subsidiary Guarantees of such Lineage Debt Securities have been duly authorized by all necessary limited partnership, corporate, company and limited liability company action of the Operating Partnership, Lineage Europe and the Subsidiary Guarantors, as applicable, and duly executed and delivered by the Operating Partnership, Lineage Europe and the applicable Subsidiary Guarantors, in each case, in accordance with the terms of the Lineage Indenture and in the manner contemplated by the applicable Prospectus and by such corporate, limited partnership, company and limited liability company action, as applicable, such Lineage Debt Securities, Lineage OP Guarantees, Lineage Europe Guarantees and Lineage Subsidiary Guarantees will be the legally valid and binding obligations of Lineage, the Operating Partnership, Lineage Europe and the Subsidiary Guarantors, respectively, enforceable against Lineage, the Operating Partnership, Lineage Europe and the Subsidiary Guarantors in accordance with their respective terms.

2.	When the OP Indenture has been duly authorized, executed and delivered by all necessary limited partnership action of the Operating Partnership, and when the specific terms of a particular series of OP Debt Securities have been duly established in accordance with the terms of the OP Indenture and authorized by all necessary limited partnership action of the Operating Partnership, and such OP Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor, and when the OP Lineage Guarantees, OP Lineage Europe Guarantees and OP Subsidiary Guarantees of such OP Debt Securities have been duly authorized by all necessary corporate, company and limited liability company action of Lineage, Lineage Europe and the Subsidiary Guarantors, as applicable, and duly executed and delivered by Lineage, Lineage Europe or the applicable Subsidiary Guarantor, in each case, in accordance with the terms of the OP Indenture and in the manner contemplated by the applicable Prospectus and by such limited partnership, corporate, company and limited liability company action, as applicable, such OP Debt Securities, OP Lineage Guarantees, OP Lineage Europe Guarantees and OP Subsidiary Guarantees will be the legally valid and binding obligations of the Operating Partnership, Lineage, Lineage Europe and the Subsidiary Guarantors, respectively, enforceable against the Operating Partnership, Lineage, Lineage Europe and the Subsidiary Guarantors in accordance with their respective terms.

December 18, 2025

3.	When the Lineage Europe Indenture has been duly authorized, executed and delivered by all necessary limited liability company action of Lineage Europe, and when the specific terms of a particular series of Lineage Europe Debt Securities have been duly established in accordance with the terms of the Lineage Europe Indenture and authorized by all necessary limited liability company action of Lineage Europe, and such Lineage Europe Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor, and when the Lineage Guarantees, Lineage Europe OP Guarantees and Lineage Europe Subsidiary Guarantees of such Lineage Europe Debt Securities have been duly authorized by all necessary corporate, company, limited partnership and limited liability company action of Lineage, the Operating Partnership and the Subsidiary Guarantors, as applicable, and duly executed and delivered by Lineage, the Operating Partnership or the applicable Subsidiary Guarantor, in each case, in accordance with the terms of the Lineage Europe Indenture and in the manner contemplated by the applicable Prospectus and by such limited liability company, corporate, company and limited partnership action, as applicable, such Lineage Europe Debt Securities, Lineage Guarantees, Lineage Europe OP Guarantees and Lineage Europe Subsidiary Guarantees will be the legally valid and binding obligations of Lineage Europe, Lineage, the Operating Partnership and the Subsidiary Guarantors, respectively, enforceable against Lineage Europe, Lineage, the Operating Partnership and the Subsidiary Guarantors in accordance with their respective terms.

4.	When the applicable deposit agreement has been duly authorized, executed and delivered by all necessary corporate action of Lineage, and when the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the terms of the applicable deposit agreement and authorized by all necessary corporate action of Lineage, and such Depositary Shares have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable deposit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the underlying securities have been validly issued and deposited with the depositary), such Depositary Shares will be the legally valid and binding obligations of Lineage, enforceable against Lineage in accordance with their terms.

5.	When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of Lineage, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of Lineage, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of Lineage, enforceable against Lineage in accordance with their terms.

December 18, 2025

6.	When the applicable purchase contract agreement has been duly authorized, executed and delivered by all necessary corporate action of Lineage, and when the specific terms of a particular issue of Purchase Contracts have been duly authorized in accordance with the terms of the applicable purchase contract agreement and authorized by all necessary corporate action of Lineage, and such Purchase Contracts have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable purchase contract agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable under such Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action), such Purchase Contracts will be the legally valid and binding obligations of Lineage, enforceable against Lineage in accordance with their terms.

7.	When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of Lineage, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of Lineage, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of Lineage, enforceable against Lineage in accordance with their terms.Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) (a) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (b) concepts of materiality, reasonableness, good faith and fair dealing, and (c) the discretion of the court before which a proceeding is brought; and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

December 18, 2025

With your consent, we have assumed (a) that each of the Lineage Debt Securities, OP Lineage Guarantees, Lineage Guarantees, OP Debt Securities, Lineage OP Guarantees, Lineage Europe OP Guarantees, Lineage Europe Debt Securities, Lineage Europe Guarantees, OP Lineage Europe Guarantees, Lineage Subsidiary Guarantees, OP Subsidiary Guarantees, Lineage Europe Subsidiary Guarantees, Depositary Shares, Warrants, Purchase Contracts and Units and the Lineage Indenture, OP Indenture, Lineage Europe Indenture, deposit agreements, warrant agreements, purchase contract agreements and unit agreements governing such Securities (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP

December 18, 2025

EXHIBIT A

Subsidiary Guarantors

Lineage Logistics Holdings, LLC

Lineage Logistics, LLC

Lineage Logistics Services, LLC

Lineage Logistics Canada Holdings, LLC

Lineage AUS RE Holdings, LLC

Lineage Columbia Mezz, LLC

Lineage WA Columbia RE, LLC

Columbia Colstor, Inc.

Lineage Logistics MTC, LLC

Lineage Treasury Europe B.V.

Boreas Logistics Holdings B.V.

Lineage Logistics Canada Holdings Ltd.

Emergent Cold Midco Pty Ltd (ACN 008 579 879)